Exhibit 4.3

FORM OF SUBSCRIPTION RIGHTS CERTIFICATE

Rights Certificate No.:	Number of Rights:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE GENERAL FINANCE CORPORATION (THE “COMPANY”) PROSPECTUS DATED ___, 2010 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY.

GENERAL FINANCE CORPORATION
 Incorporated Under The Laws Of The State Of Delaware

SUBSCRIPTION RIGHTS CERTIFICATE
 Evidencing Subscription Rights To Purchase                     Units

Subscription Price: $______Per Unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON                       ___, 2010, UNLESS EXTENDED OR THE RIGHTS OFFERING IS TERMINATED BY GENERAL FINANCE CORPORATION.

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof, to subscribe for and purchase, at the subscription price of $______ (the “Subscription Price”), one “Unit”, consisting of one share of common stock, par value $0.0001 per share, and a three-year warrant to purchase 0.5 additional shares of common stock, par value $0.0001 per share, of the Company at an exercise price of $4.00 per share, pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of General Finance Corporation Subscription Rights Certificates” accompanying this Subscription Rights Certificate (the “Basic Subscription Right”).

If any of the Units available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Excess Units”), any Rights holder that exercises its Basic Subscription Right in full may subscribe for Excess Units pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the Subscription Price for each Right subscribed for pursuant to the Over-Subscription Privilege, in addition to the payment due for Units purchased through your Basic Subscription Right, in accordance with the “Instructions for Use of General Finance Corporation Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

Rights evidenced by this Subscription Rights Certificate may be transferred or sold after the Rights have been listed for trading on any stock exchange or on the NASDAQ Global Market.

IN WITNESS WHEREOF, the Company has caused this Subscription Rights Certificate to be duly executed under their corporate seals.

Dated: May ___, 2010
GENERAL FINANCE CORPORATION
By:
Charles E. Barrantes
Executive Vice President and Chief Financial Officer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

FOR DELIVERY BY HAND DELIVERY, FIRST CLASS MAIL OR COURIER SERVICE:

Continental Stock Transfer & Trust Company
 Attn: Reorganization Department
 17 Battery Place, 8th  Floor
 New York, New York 10004
 (212) 509-4000

DELIVERY OTHER THAN IN THE MANNER OR TO THE ADDRESSES LISTED
 ABOVE WILL NOT CONSTITUTE VALID DELIVERY

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1 — EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for Units pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for Units pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 3 below.

(a) I apply for _____      Units x ________     = $______
     (No. of new Units) (Subscription Price) (Payment)

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional Units pursuant to your Over-Subscription Right:

(b) I apply for _____     Units x ________      = $______
     (No. of new Units) (Subscription Price) (Payment)

(c) Total Amount of Payment Enclosed = $_____________

METHOD OF PAYMENT (CHECK ONE):

☐   Check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to “Continental Stock Transfer & Trust Co. as agent for General Finance Corporation.” Funds paid by an uncertified check may take at least five business days to clear.

☐   Wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer for purposes of accepting subscriptions in this Rights Offering (the “Subscription Account”):

JP Morgan Chase
ABA # 021000021
Continental Stock Transfer & Trust as agent for General Finance Corporation
Acct # 475-507754

FORM 2 — DELIVERY TO DIFFERENT ADDRESS

If you wish for the shares of our common stock, as well as the warrants, underlying your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

_____________________________________________________________
_____________________________________________________________
_____________________________________________________________

FORM 3 — SIGNATURE

I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of Units indicated above on the terms and conditions specified in the Prospectus.

Signature(s) ___________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4 — SIGNATURE GUARANTEE

This form must be completed if you have completed Form 2.

Signature Guaranteed: ____________________________________________
(Name of Bank or Firm)

By: ___________________________________________________________
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.